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                                                                   Exhibit 10.4


May 29, 2003


Jackson Walker L.L.P.
2435 N. Central Expressway, Suite 600
Richardson, Texas 75080

      Attn: Richard F. Dahlson, Partner

Dear Rick:

      Mobility Electronics, Inc., a Delaware corporation (the "Company"), currently owes Jackson Walker L.L.P. ("JW") the sum of $361,265.55 for legal services and fees with respect to JW's invoice numbers: (i) 741252 (dated February 18, 2003) - $90,490.63; (ii) 744559 (dated March 13, 2003) -
$95,454.89; and (iii) $175,320.03 for the invoice for March legal fees and services to be delivered this month (collectively, the "Owed Fees"). In addition, the Company has incurred legal fees and expenses for the month of April 2003 and for the month May 2003 to date in excess of $288,734.45 (for the purposes hereof, such incurred fees, up to $288,734.45, are referred to as the "Convertible Fees"). The Company acknowledges and agrees that it owes the Owed Fees and the Convertible Fees to JW and has no dispute or claim against JW with respect to the Owed Fees or the Convertible Fees. Previously, the Company requested that JW consider converting the Owed Fees and the Convertible Fees into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"). JW indicated to the Company that it was willing to agree to the proposed conversion, subject to due authorization by JW and the Company. After discussions between JW and a representative of the Board of Directors of the Company duly authorized to do so, JW and the Company have agreed to the conversion of the Owed Fees and the Convertible Fees into an aggregate of 416,582 shares of Common Stock (collectively, the "Shares") in accordance with the following terms.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company and JW hereby agree as follows:

Conversion of Fees

      1. Effective immediately, the Owed Fees are converted into 289,012 shares of Common Stock and the Convertible Fees are converted into 127,570 shares of Common Stock.

      2. The Company will cause its transfer agent to deliver to JW a certificate or certificates, as JW shall elect, representing the Shares (or, at JW's discretion, the transfer agent will cause the Shares to be DTC transferred into JW's brokerage account).

      3. The Company hereby agrees to use its best efforts to file as soon as possible after the date hereof to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") which registers the resale of the Shares by JW under the
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Richard F. Dahlson
April 4, 2003
Page 2


Securities Act of 1933, as amended (the "Act"), and to use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible thereafter. The Company will use its best efforts to maintain the effectiveness of the Registration Statement for twenty-four calendar months from and after the effectiveness thereof, and JW represents and warrants that it has a present intention to sell all of the Shares within such period. The Company and JW will cooperate with one another, and shall cause their respective agents to cooperate, in any fashion reasonably necessary and consistent with applicable law to facilitate the sale by JW of the Shares pursuant to the Registration Statement or otherwise.

      4. The Company acknowledges and agrees that if JW's fees and expenses during April and May 2003 for all matters exceed $288,734.45, then such excess shall be paid in cash according to JW's normal billing practice.

      5. The Company and JW agree that they do not expect to convert additional fees into shares of the Company's Common Stock, or any other security, in the future.

General

      1. This letter may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. Each of the party's represents and warrants to the other that this letter and the transactions contemplated hereby have been duly authorized and are the legal, valid and binding obligation of such party. The Company understands and agrees that JW is representing itself and not the Company in the negotiation of this letter and the transactions giving rise thereto, and that the Company has been advised that it is entitled to seek counsel in connection therewith, and may be best advised to do so.

      2. The Company and JW have each given careful consideration, over an extended period of time, to the transactions contemplated herein, and each represents and warrants to the other that it is authorized to execute, deliver and perform its respective obligations hereunder. Each of JW and the Company represents and warrants to the other that it has determined, after careful consideration, that the consummation of the transactions contemplated herein are in its own best interest and consistent with the prudent conduct of its business.

      3. Neither JW nor the Company is relying upon the advice of the other with respect to any matter related to the transactions contemplated hereby, and in particular, JW is not relying upon the Company for advice with respect to the advisability of making an investment in the Shares and the Company is not relying upon JW for legal advice regarding the negotiation of this letter agreement or the business transactions contemplated hereby.

      4. JW is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act and is acquiring the Shares with the understanding that it will not resell or otherwise distribute such Shares in any transaction not contemplated in the Registration Statement unless it can demonstrate to the reasonable satisfaction of the Company that an
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Richard F. Dahlson
April 4, 2003
Page 3


exemption from the registration provisions of the Act, and any applicable state securities laws, is available therefor. Until the Registration Statement is effective, JW intends to hold the Shares for investment and not with a view to selling or distributing same except as contemplated in the preceding sentence.

      If the terms set forth in this letter agreement are acceptable to you, please sign and date the enclosed copy of this letter and return it to the Company.

                                         MOBILITY ELECTRONICS, INC.



                                         By:   /s/ Joan W. Brubacher
                                               ---------------------------------
                                               Joan W. Brubacher,
                                               Chief Financial Officer
AGREED TO AND ACCEPTED


JACKSON WALKER L.L.P.


By: /s/ Richard F. Dahlson
    -----------------------------
    Richard F. Dahlson, Partner